EXHIBIT 21. McDONALD’S CORPORATION SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary (State or Country of Incorporation)

Domestic Subsidiaries

Franchise Realty Investment Trust - Illinois (Maryland)

McDonald’s China Development Company (Delaware)

McDonald’s Deutschland, Inc. (Delaware)

McDonald’s Development Company - Central Europe (Delaware)

McDonald’s Development Italy, Inc. (Delaware)

McDonald’s International Property Company, Ltd. (Delaware)

McDonald’s Real Estate Company (Delaware)

McDonald’s Restaurant Operations Inc. (Delaware)

McDonald’s Sistemas de Espana, Inc. (Delaware)

McDonald’s System of France Inc. (Delaware)

McDonald’s USA, LLC (Delaware)

Foreign Subsidiaries

Anhui McDonald’s (Restaurants Food) Co., Ltd. (People’s Republic of China)

Guangdong Sanyuan McDonald’s Food Co., Ltd. (People’s Republic of China)

Henan McDonald’s (Restaurants Food) Company Limited (People’s Republic of China)

McDonald’s (Xiamen) Foods Development Co., Ltd. (People’s Republic of China)

McDonald’s Australia Limited (Australia)

McDonald’s Central Europe GmbH (Austria)

McDonald’s China Investment Company Limited (Hong Kong)

McDonald’s France Restaurants (France)

McDonald’s France S.A. (France)

McDonald’s Franchise GmbH (Austria)

McDonald’s Gesellschaft m.b.H (Austria)

McDonald’s GmbH (Germany)

McDonald’s Immobilien GmbH (Germany)

McDonald’s LLC (Russia)

McDonald’s Nederland B.V. (Netherlands)

McDonald’s Polska Sp.zo.o. (Poland)

McDonald’s Real Estate LLP (United Kingdom)

McDonald’s Restaurants (Fuzhou) Food Co. Ltd. (People’s Republic of China)

McDonald’s Restaurants (Hong Kong) Ltd. (Hong Kong)

McDonald’s Restaurants (New Zealand) Ltd. (New Zealand)

McDonald’s Restaurants (Shenzhen) Limited (People’s Republic of China)

McDonald’s Restaurants (Taiwan) Co., Ltd. (Taiwan)

McDonald’s Restaurants (Wuhan) Foods Company, Ltd. (People’s Republic of China)

McDonald’s Restaurants Limited (United Kingdom)

McDonald’s Restaurants of Canada Limited (Canada)

McDonald’s Suisse Development Sárl (Switzerland)

McDonald’s Suisse Franchise Sárl (Switzerland)

McDonald’s Suisse Restaurants Sárl (Switzerland)

Moscow-McDonald’s (Russia)

Restaurantes McDonald’s, S.A. (Spain)

Shandong McDonald’s (Restaurants Food) Co., Ltd. (People’s Republic of China)

Sichuan McDonald’s Restaurants Food Company Ltd. (People’s Republic of China)

Svenska McDonald’s AB (Sweden)

Svenska McDonald’s Development AB (Sweden)

The names of certain subsidiaries have been omitted as follows:

(a)	49 wholly-owned subsidiaries of McDonald’s USA, LLC, each of which operates one or more McDonald’s restaurants within the United States.

(b)	Additional subsidiaries, including some foreign, other than those mentioned in (a), because considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

58